AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH ___, 2002

                          Registration No. ___________

                       SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549

                                    FORM SB-2

                             REGISTRATION STATEMENT

                                    UNDER THE

                             SECURITIES ACT OF 1933

                               RTG VENTURES, INC.
                 ----------------------------------------------
                 (Name of Small Business Issuer in Its Charter)

            Florida                         4812                  59-3666743
-------------------------------  ---------------------------  ----------------
(State or Other Jurisdiction of (Primary Standard Industrial  (I.R.S. Employer
Incorporation or Organization)      Classification Number)   Identification No.)

                             11800 28th Street North
                            St. Petersburg, FL 33716
                                 (727) 592-0146
          -------------------------------------------------------------
          (Address and Telephone Number of Principal Executive Offices)

Copies of all communications to:

                            Eric P. Littman, Esquire
                              7695 SW 104th Street
                                    Suite 210
                                 Miami, FL 33156
                            Telephone: (305) 663-3333
                            Facsimile: (305) 668-0003

         Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this Registration Statement.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE

Title of Class of                   Proposed Maximum                Amount of
Securities to be Registered    Aggregate Offering Price(1)      Registration Fee

Common Stock,
$.001 par value                         $208,000                      $100

Total Registration Fee                                                $100

(1) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there by any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

                     Subject to Completion March ____, 2002

                                   PROSPECTUS

                               RTG Ventures, Inc.

                         208,000 Shares of Common Stock

         The registration statement of which this Prospectus is a part relates to the offer and sale by RTG Ventures, Inc., a Florida corporation (the "Company," "We," or "Our"), of our securities by the holders (the "Selling Security Holders") consisting of 208,000 shares of our common stock, $.001 value per share, referred to as the "Securities." See "DESCRIPTION OF SECURITIES."

         Our common stock offered is not listed on any national securities exchange or the NASDAQ stock market. We may apply for listing on the Over the Counter Bulletin Board maintained by the National Association of Securities Dealers, Inc. (the "OTCBB") if this registration statement clears all comments of the United States Securities and Exchange Commission (the "SEC"). There is no assurance that we will obtain listing on the OTCBB.

         This offering consists of securities offered exclusively by Selling Security Holders. The Selling Security Holders may offer their shares at any price. By agreement with the Selling Security Holders, we will pay the entire expenses incident to the registration of the Securities under the Securities Act.

         THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD A COMPLETE LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                The date of this prospectus is ____________, 2002

ITEM 3. SUMMARY INFORMATION AND RISK FACTORS

                                   THE COMPANY

PROSPECTUS SUMMARY

THIS PROSPECTUS CONTAINS FORWARD-LOOKING STATEMENTS, WHICH INVOLVE RISKS AND UNCERTAINTIES. OUR ACTUAL RESULTS COULD DIFFER MATERIALLY FROM THOSE ANTICIPATED IN THESE FORWARD-LOOKING STATEMENTS AS A RESULT OF CERTAIN FACTORS INCLUDING THOSE SET FORTH UNDER "RISK FACTORS" AND ELSEWHERE IN THIS PROSPECTUS. THE FOLLOWING INFORMATION IS SELECTIVE AND QUALIFIED IN ITS ENTIRETY BY THE DETAILED INFORMATION (INCLUDING FINANCIAL INFORMATION AND NOTES THERETO) APPEARING ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY OF CERTAIN PROVISIONS OF THE PROSPECTUS IS INTENDED ONLY FOR CONVENIENT REFERENCE AND DOES NOT PURPORT TO BE COMPLETE. THE ENTIRE PROSPECTUS SHOULD BE READ AND CAREFULLY CONSIDERED BY PROSPECTIVE INVESTORS BEFORE MAKING A DECISION TO PURCHASE COMMON STOCK.

Our Company

         We were organized under the laws of the State of Florida on September 29, 1998. We are in the business of importing crawfish which has been farmed and harvested from Indonesia. Crawfish is a specialty seafood product which the Company has resources to purchase and sell throughout the United States and Canada. In 2002, we intend to add shrimp to our product line to attract new distributers and wholesalers. However, there is no assurance that we will be able to expand our business.

The Offering.

         As of December 31, 2001 we had 5,208,000 shares of our common stock outstanding. This offering is comprised of securities offered by Selling Security Holders only. Although we have agreed to pay all offering expenses, we will not receive any proceeds from the sale of the securities registered hereunder.

                          FINANCIAL SUMMARY INFORMATION

The information set forth below has been selected from our financial statements. This information should be read in conjunction with, and is qualified in its entirety by reference to the financial statements, including the notes, included elsewhere in this memorandum.

                                                         Six Months Ending
                                                             November 30,
                                                        2001             2000
                                                        ----             ----
                                                            (Unaudited)
Statement of Operations

Income statement data:
Revenues                                            $    31,848      $    83,462

Income (loss) from operations                       $     3,894      $    64,828

Income (loss) before income taxes                   $     3,894      $    64,828

Income tax                                          $       584      $    11,200

Net income (loss)                                   $     3,310      $    53,628

Per share data:
Primary

Weighted average shares outstanding                 $ 5,208,000        5,000,000

Balance sheet data:

Working capital (deficiency)                        $    (2,196)

Total assets                                        $    92,613

Total liabilities and stockholders' equity
(deficiency)                                        $    92,613

                                  RISK FACTORS

AN INVESTMENT IN THE SHARES OF COMMON STOCK OFFERED IN THIS REGISTRATION INVOLVES A HIGH DEGREE OF RISK. THERE CAN BE NO ASSURANCE THAT WE WILL EVER GENERATE REVENUES, OR THAT WE WILL BE ABLE TO DEVELOP OPERATIONS WHICH MAY EVER YIELD A PROFIT.

We Have Substantial Near-Term Capital Needs; We May Be Unable to Obtain Additional Funding.

         We will require funding over the next twenty-four (24) months to continue to expand and develop our business. Our capital requirements will depend on many factors including the level of our soles. The percentage ownership of our current shareholders will be reduced if additional funds are raised through the issuance of equity securities. Such equity securities may have rights, preferences, and privileges senior to those of our common stock holders. Further, there can be no assurance that additional capital will be available on terms favorable to our company or its shareholders.

         Our cash requirements may vary materially depending on our rate of development and expansion, results, competitive and technological advances and other factors. If adequate funds are not available, we may be required to significantly curtail operations or obtain funds by entering into collaboration agreements, which may contain unfavorable terms. Our inability to raise capital would have a material adverse effect on our business, financial condition, and operations.

If We Issue Further Shares, Present Investors' Per Share Value Will Be Diluted

         Our Certificate of Incorporation authorizes the issuance of a maximum of twenty million (20,000,000) shares of common stock with a par value of $.001 per share. As of December 31, 2001, there were 5,208,000 common shares issued and outstanding and no shares of preferred stock outstanding. The authority of our Board of Directors to issue stock without shareholder consent may have a depressive effect on the market value of our stock even prior to any such designation or issuance of the preferred stock.

Our Principal Stockholders Control our Company

         Joseph Camillo and Pamela Wilkinson have the ability to significantly control our company's affairs and management. They currently owns approximately 96% of our common stock, giving her significant influence over all matters requiring approval by our stockholders, but not requiring approval of minority stockholders. In addition, Joseph Camillo and Pamela Wilkinson have the voting power to elect all members of our Board of Directors. Such control could adversely affect the market value of our common stock or delay or prevent a change in control of our company. In addition, Joseph Camillo and Pamela Wilkinson may control most corporate matters requiring stockholder approval by written consent, without the need for a duly-notice and duly-held meeting of stockholders.

We Have Never Paid Dividends.

         As a newly formed corporation, we have never paid dividends. We do not anticipate declaring or paying any dividends in the foreseeable future. We intend to retain earnings, if any, to finance the development and expansion of our business. Future dividend policy will be subject to the discretion of the Board of Directors and will be contingent upon future earnings, our financial condition, capital requirements, general business conditions and other factors. Future dividends may also be subject to covenants contained in loan or other financing documents we may execute. Accordingly, there can be no assurance that cash dividends of any kind will ever be declared or paid.

We Have A Limited Operating History

         The Company was incorporated in September of 1998 and was not operational until the fiscal year 2001. As such, our operating history is very limited. While we did have revenues for fiscal year 2001 and while we did have net income for that year, there is no assurance that the Company will be profitable in the future.

We are in a highly competitive market.

         We are and will continue to be an insignificant participant in the business of selling crawfish. A large number of established and well-financed entities, including small public companies and venture capital firms, are engaged in similar businesses out of the Company. In addition, these companies are better financed and have a broader range of clients which makes it easier for them to expand into the market which the Company is attempting to go into. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating of a successful business combination.

Management only devotes a limited amount of time to the Company.

         Management anticipates devoting no more than five to ten hours per week to the business of the Company. None of our officers have entered into written employment agreements with us and none is expected to do so in the foreseeable future. This limited commitment may adversely impact our ability to identify and consummate a successful business combination.

We may be subject to further government regulation which would adversely affect our operations.

         Although we will not be subject to the reporting requirements under the Exchange Act, management believes we will not be subject to regulation under the Investment Company Act of 1940, as amended (the "Investment Company Act"), since we will not be engage in the business of investing or trading in securities. If we engage in business combinations which result in our holding passive investment interest in a number of entities, we could be subject to regulation under the Investment Company Act. If so, we would be required to register as an investment company and could be expected to incur significant registration and compliance costs. We have obtained no formal determination from the Securities and Exchange Act and, consequently, violation of the Act could subject us to material adverse consequences.

There Is Presently No Public Market for Our Common Stock and a Market May Never Develop.

         We intend to apply for listing of the securities on the Over the Counter Bulletin Board (" OTCBB"); however, we cannot assure that we will be able to obtain such a listing. The over-the-counter market ("OTC") differs substantially from national and regional stock exchanges because it (1) operates through communication of bids, offers and confirmations between broker-dealers, rather than one centralized market (exchange) and (2) securities admitted to quotation are offered by one or more broker-dealers rather than "specialists" which operate in stock exchanges. To qualify for listing on the OTCBB, an equity security must have at least one registered broke-dealer, which acts as the market maker listing bids or ask quotations and which sponsors an issuer listing. A market maker sponsoring a company's securities is required in order to obtain listing of securities on any of the public trading markets, including the OTCBB. We currently do not have a market maker for our securities. If we are able to obtain a market maker for our securities, we may obtain a listing on the OTCBB or develop a trading market for our common stock. We may be unable to locate a market maker that will agree to sponsor our securities. Even if we do locate a market maker, there is no assurance that our securities will be able to meet the OTCBB requirements or that the securities will be accepted for a OTCBB listing.

         There can be no assurance that a market for our common stock will be established or that, if established, such market will be sustained. Therefore, purchasers of our shares registered hereunder may be unable to sell their securities, because there may not be a public market for our securities. Any purchaser of our securities should be in a financial position to bear the risks of losing their entire investment.

If We Issue Future Shares, Present Investors' per Share Value Will be Diluted.

         Our Certificate of Incorporation authorizes the issuance of a maximum of 20,000,000 shares of common stock with, $.001 par value. As of December 31, 2001, there were 5,208,000 shares of common stock issued and outstanding and no shares of preferred stock outstanding. The authority of our Board of Directors to issue stock without shareholder consent may have a depressive effect on the market value of our stock even prior to any such designation or issuance of the preferred stock.

We Are Dependent On Key Personnel.
         Our success is heavily dependent upon the continued active participation of our current executive officers, Joseph Camillo and Pamela Wilkinson. Loss of his services could have a material adverse effect upon the development of our business. We do not maintain "key person" life insurance on the life of Joseph Camillo and Pamela Wilkinson or their beneficiaries. We do not have a written employment agreement with Joseph Camillo and Pamela Wilkinson. There can be no assurance that we will be able to recruit or retain other qualified personnel should that necessity arise.

Investment Company Regulation

         The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While we do not intend to engage in such activities, we could become subject to regulations under the Investment Company Act in the event we obtain or continue to hold minority interest in a number of enterprises. We could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, our management will continue to review our activities from time to time with a view toward reducing the likelihood we could be classified as an investment company.

"Penny Stock" Regulation

         There will be "penny stock" regulation of broker-dealer sales of our securities. For transactions covered by Rule 15g-9 under the Exchange Act, a broker-dealer must furnish to all investors in penny stocks a risk disclosure document required by the rule, make special suitability determination of the purchaser and have received the purchaser's written agreement to the transaction prior to the sale. In order to approve a person's accounts for transaction in penny stock, the broker or dealer must (i) obtain information concerning the person's financial situation, investment experience and investment objectives;
(ii) reasonably determine, based on the information required by paragraph (i) that transactions in penny stock are suitable for the person and that the person has sufficient knowledge and experience in financial matters that the person reasonably may be expected to be capable of evaluating the risks of transactions in penny stock; and (iii) deliver to the person a written statement setting forth the basis on which the broker or dealer made the determination required by paragraph (ii) of this section unless the broker or dealer has received, prior to the transaction, a written agreement to the transaction from the person; and stating in a highlighted format immediately preceding the customer signature line that the broker or dealer is required to provide the person with the written statement and the person should not sign and return the written statement to the broker or dealer if it does not accurately reflect the person's financial situation, investment experience and investment objectives and obtain from the person a manually signed and date copy of the written statement.

         A penny stock means any equity security other than a security (i) registered, or approved for registration, upon notice of issuance on a national securities exchange that makes transaction reports available pursuant to 17 CFR 11Aa3-1; (ii) authorized or approved for authorization upon notice issuance, for quotation on the Nasdaq NMS; (iii) that has a price of five dollars or more; or (iv) whose issuer has net tangible assets in excess of $2,000,000 demonstrated by financial statements dated less than fifteen months previously that the broker or dealer has reviewed and has a reasonable basis to believe are true and complete in relation to the date of the transaction with the person. Consequently, the rule may affect the ability of broker-dealers to sell our securities.

ITEM 4. USE OF PROCEEDS.

         Not Applicable. We will not receive any proceeds from the sale of the Securities by the Selling Security Holders.

ITEM 5.  DETERMINATION OF OFFERING PRICE

         Not Applicable. The Selling Security Holders will be able to determine the price at which they sell their Securities.

ITEM 6.   DILUTION

         Not applicable. We are not registering any unissued shares in this registration statement.

ITEM 7.   SELLING SECURITY HOLDERS

         The Securities are being sold by the Selling Security Holders who total 40 people. These 40 people were issued a total of 208,000 shares in our Private Placement pursuant to Rule 506. The Company issued these shares pursuant to the exemption afforded by Rule 506 and issued as restricted securities to the shareholders who are listed below. None of the Selling Security Holders own in excess of 5% of our issued and outstanding stock and none of them are affiliates of the Company. However, any or all of these Securities may be retained by any of the Selling Security Holders; therefore, no accurate forecast can be made regarding the number of Securities that will be held by the Selling Security Holders after the effective date. We believe that the Selling Security Holders have sole voting and investment powers regarding the Securities indicated. Each owns less than 2% of our issued and outstanding stock. We will not receive any proceeds from the sale of the Securities.

1.     Phylis Morano C/F                       2,000 shares
       Anthony Belan UTMA/FL

2.     Phylis Morano C/F                       2,000 shares
       Kristian Belan UTMA/FL

3.     Phylis Morano C/F                       2,000 shares
       Sean Belan UTMA/FL

4.     William Morano                          2,000 shares

5.     Bridgid M.  O'Brien                     2,000 shares

6.     Rosewood Int'l Investment Corp.         2,000 shares

7.     Douglas Ward                            3,000 shares

8.     Cindy Ward                              3,000 shares

9.     Greig Rank                              2,000 shares

10.    abAngela McDougal                       2,000 shares

11.    abRalph Camillo                         2,000 shares

12.    Lucille Camillo                         8,000 shares

13.    Don A.  Camillo                         8,000 shares

14.    Don A.  Camillo CF                      8,000 shares
       Don A.  Camillo Jr.

15.    Mary B.  Hemish                         6,000 shares

16.    Glenn W.  Heim                          8,000 shares

17.    William Heim                            8,000 shares

18.    Myrtle M.  Heim                         8,000 shares

19.    Blanche E.  Bailey                      8,000 shares

20.    Janis K.  Bailey                        8,000 shares

21.    Joan Bailey                             8,000 shares

22.    Ezequiel Lopez                          4,000 shares

23.    Thomas F.  Bailey                       8,000 shares

24.    Paul J.  Bailey                         8,000 shares

25.    Chelverton Fund Ltd                     8,000 shares

26.    James Morton                            8,000 shares

27.    Ada J.  Liebskind                       2,000 shares

28.    Terra R.  Wilkinson                     2,000 shares

29.    Grace Investments Limited               8,000 shares

30.    David S.  Disner                        8,000 shares

31.    Karen Leff                              8,000 shares

32.    Steven Leff                             8,000 shares

33.    Gloria Bailey                           8,000 shares

34.    James Bailey                            8,000 shares

35.    Joseph Polanski                         8,000 shares

36.    Patricia Cohen C/F                      2,000 shares
       Jessica Cohen UGMA/FL

37.    Stephanie Cohen                         2,000 shares

38.    Patricia Cohen                          2,000 shares

39.    Louise E.  Cunningham                   2,000 shares

40.    Pamela Cohen C/F                        2,000 shares
       Taylor Cohen


ITEM 8.  PLAN OF DISTRIBUTION

         The Selling Security Holders or their transferees may sell the Securities offered by this Prospectus from time to time. To our best knowledge, no underwriting arrangements have been entered into by the Selling Security Holders. The distribution of the Securities by the Selling Security Holders may be effected in one or more transactions that may take place in the over-the-counter market, including ordinary broker's transactions, privately negotiated transactions or through sales to one or more dealers for resale of such Securities as principals at prevailing market prices at the time of sale and prices related to prevailing market prices or negotiated prices.

         The Selling Security Holders may pledge all or a portion of the Securities owned as collateral for margin accounts or in loan transactions. Such Securities may be resold pursuant to the terms of such pledges, accounts or loan transactions. Upon default by such Selling Security Holders, the pledgee in such loan transactions would have the same rights of sale as the Selling Security Holders under this prospectus. The Selling Security Holders also may enter into exchange traded listed option transactions which require the delivery of the Securities listed hereunder. The Selling Security Holders may also transfer Securities owned in other ways not involving market makers or established trading markets, including directly by gift, distribution, or other transfer without payment of consideration. Upon any such transfer the transferee would have the same rights of sale as such Selling Security Holders under this Prospectus.

         Finally, the Selling Security Holders and any brokers and dealers through whom sales of the Securities are made may be deemed to be "underwriters" within the meaning of the Securities Act. The commissions or discounts and other compensation paid to such persons may be regarded as underwriters' compensation.

         There can be no assurances that the Selling Security Holders will sell any or all of the Securities. In order to comply with certain state securities laws the Securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states the Securities may not be sold unless such Securities have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with. Under applicable rules and regulations of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), any person engaged in a distribution of the Securities may not simultaneously engage in market-making activities with respect to such Securities for a period of one or five business days prior to the commencement of such distribution.

         In addition to, and without limiting the foregoing, each of the Selling Security Holders and any other person participating in a distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations there under, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of any of the Securities by the Selling Security Holders or any such other person.

         All of the foregoing may affect the marketability of the Securities. Pursuant to an understanding we have with the Selling Securities Holders, we will pay all the fees and expenses incident to the registration of the Securities (other than the Selling Security Holders' pro rata share of underwriting discounts and commissions, if any, which is to be paid by the Selling Security Holders).

ITEM 9.   LEGAL PROCEEDINGS

         To the best of our knowledge, we are not a party to any pending legal proceeding. We are not aware of any contemplated legal proceeding by a governmental authority involving the Company.

ITEM 10. DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

Directors and Officers.

         Our Bylaws provide that we shall have a minimum of one (1) director on the board at any one time. Vacancies are filled by a majority vote of the remaining directors then in office. The directors and executive officers of the Company are as follows:

NAME                AGE              POSITIONS HELD
----                ---              --------------

Joseph Camillo       55                Secretary

Pamela Wilkinson     43                President

         The director named above will serve until the next annual meeting of our shareholders to be held within six (6) months of the close of our fiscal year or until a successor shall have been elected and accepted the position. Directors are elected for one year terms.

         Mr. Joseph Camillo has been an officer and director of the company since September 29, 1998. From 1991 to 1996, Mr. Camillo was employed as a registered representative with Cohig & Associates, Inc., a securities broker-dealer. From 1996 to the present, Mr. Camillo has been a consultant to private and public corporations. He was formerly a Secretary of Asphalt Paving International, Inc., and Secretary and formerly a Director of Power Fluids Inc., both of which are companies which publicly trade on the OTCBB.

         Pamela Wilkinson Cohen shall be the Director of IPMC. Ms. Cohen is presently sole shareholder of Ramsy Holdings and GPI. Also, Pamela Wilkinson Cohen is the sole shareholder of PMG, the Debtors' largest unsecured creditor. Ms. Wilkinson Cohen will not receive a salary from IPMC for serving as a Director of IPMC. Pamela Wilkinson Cohen is married to Stuart Cohen. On occasion, Mr. Cohen does provide, on a non-compensated basis, consulting services to IPMC.

Significant Employees.

         Other than Mr. Camillo and Ms. Wilkinson, there are no employees who are expected to make a significant contribution to the Company.

Family Relationships.

         There are no family relationships among our officers, directors, or persons nominated for such positions.

Legal Proceedings.

         No officer, director, or persons nominated for such positions and no promoter or significant employee of our Company has been involved in legal proceedings that would be material to an evaluation of our management.

ITEM 11.          SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         As of December 31, 2001, there were 5,208,000 shares of our common stock, no par value. outstanding. The following tabulates holdings of our common shares by each person who, as of December 31, 2001, (a) holds of record or is known by us to own beneficially more than 5.0% of our common shares and, in addition, (b) by all of our directors and officers individually and as a group. To the best of our knowledge, each named beneficial owner has sole voting and investment power with respect to the shares set forth opposite his name.

Security Ownership of Beneficial Owners(1)(2):

Title of
Class           Name & Address              Amount          Nature     Percent
------------------------------------------------------------------------------
Common          Joseph Camillo             3,000,000        Direct      57.6%
Common          Pamela Wilkinson           2,000,000        Direct      38.4%


Security Ownership of Management(2):


                Name & Address of
Title of        Officers & Directors
Class           as a Group                  Amount          Nature     Percent
------------------------------------------------------------------------------
Common          Joseph Camillo             3,000,000        Direct      57.6%
Common          Pamela Wilkinson           2,000,000        Direct      38.4%

         TOTAL OFFICERS &
         DIRECTORS IN A GROUP              5,000,000        Direct        96%

(1) Pursuant to Rule 13-d-3 under the Securities Exchange Act of 1934, beneficial ownership of a security consists of sole or shared voting power (including the power to vote or direct the voting) and/or sole or shared investment power (including the power to dispose or direct the disposition) with respect to a security whether through a contract, arrangement, understanding, relationship or otherwise. Unless otherwise indicated, each person indicated above has sole power to vote, or dispose or direct the disposition of all shares beneficially owned, to the best of our knowledge.

(2)      This table is based upon information obtained from our stock records.

         Unless otherwise indicated in the footnotes to the above table and subject to community property laws where applicable, we believe that each shareholder named in the above table has sole or shared voting and investment power with respect to the shares indicated as beneficially owned.

Change of Control.

         There are currently no arrangements, which would result in a change of control of the Company.

ITEM 12. DESCRIPTION OF SECURITIES

         The following description is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation and Bylaws, copies of which have been filed as exhibits to the Registration Statement of which this Prospectus is a part.

Qualification.

         The following statements constitute brief summaries of the material provisions of our Articles of Incorporation and Bylaws, as amended. Such summaries do not purport to be complete; therefore, the full text of the Articles of Incorporation and Bylaws provided in the exhibits hereto should be referred to.

Common Stock.

         Our Articles of Incorporation authorize us to issue up to 20,000,000 common shares, $.001 per common share. As of December 31, 2000, we had 5,208,000 shares of common stock outstanding held by 42 shareholders. All outstanding common shares are fully paid and non-assessable.

Liquidation Rights.

         Upon liquidation or dissolution, each outstanding common share will be entitled to share equally in our assets legally available for distribution to shareholders after the payment of all debts and other liabilities.

Dividend Rights.

         There are no limitations or restrictions upon the rights of our Board of Directors to declare dividends, and we may pay dividends on our shares in cash, property, or our own shares, except when we are insolvent or when the payment thereof would render us insolvent subject to the provisions of the Florida Statutes. We have not paid dividends to date, and it is not anticipated that any dividends will be paid in the foreseeable future.

Voting Rights.

         Holders of our common shares are entitled to cast one vote for each share held at all shareholders meetings for all purposes.

Other Rights.

         Our common shares are not redeemable, have no conversion rights and carry no preemptive or other rights to subscribe to or purchase additional common shares in the event of a subsequent offering.

         There are no other material rights of the common shareholders not included herein. There is no provision in our charter or by-laws that would delay, defer or prevent a change in control of the Company. We have not issued preferred or debt securities.

Shares Eligible for Future Rights.

         The 208,000 shares of common stock sold in this offering will be freely tradable without restrictions under the Securities Act, except for any shares held by our "affiliates", which will be subject to the resale limitations of Rule 144 under the Securities Act.

         In general, under Rule 144 as currently in effect, any of our affiliates and any person (or persons whose sales are aggregated) who has beneficially owned his or her restricted shares for at least one year, may be entitled to sell in the open market within any three month period a number of shares of common stock that does not exceed the greater of (i) 1% of the then outstanding shares of our common stock, or (ii) the average weekly trading volume in the common stock during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain limitations on manner of sale, notice requirements, and availability of current public information about us. Non-affiliates who have held their restricted shares for one year may be entitled to sell their shares under Rule 144 without regard to any of the above limitations, provided they have not been affiliates for the three months preceding such sale.

         Further, Rule 144A as currently in effect, in general, permits unlimited resales of certain restricted securities of any issuer provided that the purchaser is an institution that owns and invests on a discretionary basis at least $100 million in securities or is a registered broker-dealer that owns and invests $10 million in securities. Rule 144A allows our existing stockholders to sell their shares of common stock to such institutions and registered broker-dealers without regard to any volume or other restrictions. Unlike under Rule 144, restricted securities sold under Rule 144A to non-affiliates do not lose their status as restricted securities.

         As a result of the provisions of Rule 144, all of the restricted securities could be available for sale in a public market, if developed, beginning 90 days after the date of this Prospectus. The availability for sale of substantial amounts of common stock under Rule 144 could adversely affect prevailing market prices for our securities.

ITEM 13. EXPERTS

         Our financial statements for the period from inception to December 31, 2001 have been included in this Prospectus in reliance upon the report appearing in Item 22, of James Scheifley and Associates, Independent Certified Public Accountants, as experts in accounting and auditing.

ITEM 14. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our directors, officers or controlling persons in the successful defense of any action, suit or proceedings) is asserted by such director, officer, or controlling person in connection with any securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issues.

ITEM 15 AND 16. DESCRIPTION OF BUSINESS

History and Organization

         We were organized under the laws of the State of Florida on September 29, 1998. We did not become operational until fiscal year 2001. Currently our principal product if the sale of crawfish. E imported our first containers of crawfish in August 2000 and in fact purchased two containers of crawfish in that month. Thereafter, the crawfish is distributed by Thor Seafood and International Food Service Consulting Group which confirms the purchase orders for all our crawfish to various Popeye's restaurant distributors. Some of these distributors Caro Products Co., Roger's Poultry (Los Angeles), Performance Food Group, Thomas and Howard, R & E Seafood Co. and Thor Seafood. All of these are unrelated companies to us. The crawfish which we purchase is from Indonesia and is primarily purchased from Grand Nova International and Marine Training Group. However, there are many other sources available for crawfish. Therefore, if we were to loose our relationship with either Grand Nova International or Marine Trading Group, we believe we would still be able to buy crawfish from other vendors.

         A majority of our sales of crawfish are to Purveyors who then supply Popeye's. We are currently dependent upon Popeye's for our sales and the loss of Popeye's as a customer would have a material asset affect upon our business.

         In fiscal 2002, we intend to continue the purchase of crawfish from Indonesia and also intend to purchase additional crawfish from China. In addition, we hope to advance our product line to include shrimp.

         The Company has no patent trademarks, licenses, franchises, concessions, royalty agreements or labor contracts. In addition, the Company does not require any government approval for the sale of its product. There are no current government regulations and none are anticipated which should affect the business of the Company. The Company did not spend any money in the last two fiscal years on any research and development. The Company did not spend any money to comply with environmental laws.

         Other than our officers and directors we have no other employees. Competition

         We are and will continue to be an insignificant participant in the business of selling crawfish. A large number of established and well-financed entities, including small public companies and venture capital firms, are engaged in similar businesses out of the Company. In addition, these companies are better financed and have a broader range of clients which makes it easier for them to expand into the market which the Company is attempting to go into. Nearly all these entities have significantly greater financial resources, technical expertise and managerial capabilities than we do and, consequently, we will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. These competitive factors may reduce the likelihood of our identifying and consummating of a successful business combination.

Item 17.   Managements Discussion and Analysis

RESULTS OF OPERATIONS

SIX MONTHS ENDED NOVEMBER 30, 2001 COMPARED TO SIX MONTHS ENDED NOVEMBER 30,
2000.

         Gross income for the six months ended November 30, 2001 was $31,848, as compared to $83,462 for the six months ended November 30, 2000, a decrease of $51,614 (62%). We believe the decline in our income was due to the tragedy surrounding September 11, 2001. At that time, we stopped ordering products form overseas due to the complexities of the political and economic situation in the middle east and Asia.

         Total operating expenses for the six months ended November 30, 2001 was $27,954 as compared to $18,634 for the six months ended November 30, 2000 an increase of $9,320 (50%). The increase in expenses was primarily due to increases in outside brokerage fees and additional trade costs.

         Net income for the six months ending November 30, 2001 was $3,310 as comparted to $53,628 for the six months ending November 30, 2000 for a decrease of $50,318 (94%). The loss of most of the Company's net income is attributable to liquidity and capital resources as of November 30, 2000.

RESULTS OF OPERATION FOR YEAR ENDED MAY 31, 2001.

         Our first year of operations was fiscal year 2001. Gross income for fiscal 2001 was $134,293.

         Total operating expenses for fiscal year 2001, were $89,964. Net income for fiscal year 2001 was $38,754.

LIQUIDITY AND CAPITAL RESOURCES

         At November 30, 2000, the Company had working capital of approximately ($2,196).____________

         The Company believes that it has sufficient liquidity to meet all of its cash requirements for the next 12 months and that subsequent store and distribution sales will provide sufficient cash flows to meet their operating needs. The Company believes, however, that additional funding will be necessary to expand its markets.

Item 18. Description of Property

         We currently have no material assets, lease or any real or personal property. We currently occupy office space owned by our current Secretary, without charge, at 11800 28th St. N., St. Petersburg, FL 33716.

ITEM 19. CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Other than the issuance of shares to our current officers and directors, Joseph Camillo and Pamela Wilkinson, we have not entered into any transactions with our officers, directors, persons nominated for such positions, beneficial owners of 5% or more of our common stock, or family members of such persons. We are not a subsidiary of any other company. Since the original issuance of our common shares (as described in Item 26), we have not and do not intend to enter into any transactions with our promoter.

         Our management is involved in other business activities and may, in the future, become involved in other business opportunities. If a specific business opportunity becomes available, our management may face a conflict in selecting between the Company and their other business interests. We have not formulated a policy for the resolution of such conflicts.

ITEM 20. MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS.

         There is no established public trading market for our securities. None of our common stock is subject to outstanding options or warrants to purchase our shares.

         There are 5,208,000 shares of our common stock outstanding, all of which are restricted securities. Of these outstanding shares, there are 5,000,000 shares held by affiliates. The remaining 208,000 shares of common stock are held by non-affiliates. The restricted securities as defined under Rule 144 of the Securities Act may only be sold under Rule 144 or otherwise under an effective registration statement or an exemption from registration, if available. Rule 144 generally provides that an affiliate, including directors, officers and control shareholders, who has satisfied a one year holding period for the restricted securities may sell, within any three month period subject to certain manner of resale provisions, an amount of restricted securities which does not exceed the greater of 1% of a company's outstanding common stock or the average weekly trading volume in such securities during the four calendar weeks prior to such sale. Sales under Rule 144 must also be made without violating the manner-of-sale provisions, notice requirements, and the availability of public information about us. A sale of shares by such security holders, whether under Rule 144 or otherwise, may have a depressing effect upon the price of our common stock in any market that might develop.

Penny Stock Considerations.

         Broker-dealer practices in connection with transactions in penny stocks are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00. Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction.

         These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Our shares may someday be subject to such penny stock rules and our shareholders will, in all likelihood, find it difficult to sell their securities.

         No market exists for our securities and there is no assurance that a regular trading market will develop, or if developed will be sustained. A shareholder in all likelihood, therefore, will not be able to resell the securities referred to herein should he or she desire to do so. Furthermore, it is unlikely that a lending institution will accept our securities as pledged collateral for loans unless a regular trading market develops. There are no plans, proposals, arrangements or understandings with any person with regard to the development of a trading market in any of our securities.

As of the date of this registration, we had thirty (30) holders of record of our common stock. We currently have one class of common stock outstanding and no preferred shares outstanding.

We have not paid any dividends since our inception. We have no restrictions that limit our ability to pay dividends, but we do not anticipate paying dividends in the near future.

ITEM 21. EXECUTIVE COMPENSATION

         No executive compensation has been paid since our inception.

ITEM 22. FINANCIAL STATEMENTS

         Statements included in this report that do not relate to present or historical conditions are "forward-looking statements" within the meaning of the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995 (the "1995 Reform Act"). Additional oral or written forward-looking statements may be made by the Company from time to time and such statements may be included in documents other than this Report that are filed with the Commission. Such forward-looking statements involve risks and uncertainties that could cause results or outcomes to differ materially from those expressed in such forward-looking statements. Forward-looking statements in this report and elsewhere may include, without limitation, statements relating to our plans, strategies, objectives, expectations, intentions and adequacy of resources and are intended to be made pursuant to the Safe Harbor provisions of the 1995 Reform Act Introduction.

ITEM 23. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

         The accounting firm of James Scheilfley and Associates audited our financial statements. Since inception, we have had no changes in or disagreements with our accountants.

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Our Articles of Incorporation provide that, to the fullest extent permitted by law, none of our directors or officers shall be personally liable to us or our shareholders for damages for breach of any duty owed to our shareholders or us. Florida law provides that a director shall have no personal liability for any statement, vote, decision or failure to act, regarding corporate management or policy by a director, unless the director breached or failed to perform the duties of a director. A company may also protect its officers and directors from expenses associated with litigation arising from or related to their duties, except for violations of criminal law, transactions involving improper benefit or willful misconduct. In addition, we shall have the power, by our by-laws or in any resolution of our stockholders or directors, to undertake to indemnify the officers and directors of ours against any contingency or peril as may be determined to be in our best interest and in conjunction therewith, to procure, at our expense, policies of insurance. At this time, no statute or provision of the by-laws, any contract or other arrangement provides for insurance or indemnification of any of our controlling persons, directors or officers that would affect his or her liability in that capacity.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table is an itemization of all expenses (subject to future contingencies) which we have incurred or we expect to incur in connection with the issuance and distribution of the securities being offered hereby. Items marked with an asterisk (*) represent estimated expenses. We have agreed to pay all the costs and expenses of this offering. The Selling Security Holders will pay no offering expenses.

ITEM                                                 EXPENSE

SEC Registration Fee                                  $   100
Legal Fees and Expenses                               $10,000
Accounting Fees and Expenses                          $ 2,500
                                                      -------
Total*                                                $12,600
                                                      =======

* Estimated Figure

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         From our inception through December 31, 2001, we issued 5,208,000 shares of our common stock pursuant to an exemption from registration provided in Rule 506 of Regulation D of the Securities and Exchange Act of 1933, as amended. We believed that Rule 506 of Regulation D was available because we only sold to accredited investors, no general solicitation or advertising was used to offer our securities, and all securities were issued with restrictive legend. In addition, we filed a Form D with the Securities and Exchange Commission. Of these shares, we issued 5,000,000 share of our common stock to our founders. Joseph Camillo and

Pamela Wilkinson. We then issued 208,000 shares of our common stock at a price of $.25 per share or aggregate cash proceeds of $52,000.

ITEM 27.                          EXHIBITS

     Exhibit Number        Exhibit Description

          3.1              Articles of Incorporation

          3.2              Bylaws

           4               Instrument Defining the Right of Holders
                           Share   Certificate

           5               Legal Opinion

          23               Consents of Experts

ITEM 28. UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         1. To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

                  a. Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  b. Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

                  c. Include any additional or changed material information on the plan of distribution.

         2. That, for determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

         3. To file a post-effective amendment to remove from registration any of the securities that Remain unsold at the end of the offering.

         4. Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the

Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

         5. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred and paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereby, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing of Form SB-2 and authorized this registration statement to be singed on its behalf by the undersigned, in the City of St. Petersburg, State of Florida on March 26, 2002.



                                                /s/  Joseph Camillo
                                                --------------------------
                                                 By: Joseph Camillo, President
                                               Date: March 26, 2002

         In accordance with the requirements of the Securities act of 1933, this registration statement was signed by the following persons in the capacities and on the date stated.

SIGNATURE                               TITLE                           DATE
---------                               -----                           ----

/s/ JOSEPH CAMILLO
---------------------------         President/Director                 3/26/02
    Joseph Camillo



/s/ PAMELA WILKINSON
---------------------------         Secretary/ Director                3/26/02
    Pamela Wilkinson

                               RTG VENTURES, INC.

                              FINANCIAL STATEMENTS



                               TABLE OF CONTENTS
                               -----------------

                                                                          PAGE
                                                                          ----
SIX MONTHS ENDED NOVEMBER 30, 2001 and 2000
--------------------------------------------

Balance Sheet as of November 30, 2001                                       F-1

Income Statement for the Six Months Ended November 30, 2001 and 2000        F-2

Statements of Cash Flows for the Six Months
  Ended November 30, 2001 and 2000                                          F-3

Notes to Financial Statements                                               F-4



YEAR ENDED MAY 31, 2001 AND 2000
--------------------------------

Independent Auditor's Report                                                F-5

Balance Sheet as of May 31, 2001                                            F-6

Income Statement for the Year Ended May 31, 2001 and 2000                   F-7

Statement of Changes in Stockholders' Equity
  For the Period From Inception (September 29, 1998) to May 31, 2001        F-8

Statement of Cash Flows for Years Ended May 31, 2001 and 2000               F-10

Notes to Financial Statements                                               F-11

                               RTG Ventures, Inc.
                                  Balance Sheet
                                   (Unaudited)

                                                                    November 30,
                                                                       2001
                                                                     --------
                                     ASSETS
                                     ------

Current assets:
  Cash                                                               $    353
                                                                     --------
      Total current assets                                                353
                                                                     --------

Due from related parties                                               92,260
                                                                     --------

Total assets                                                         $ 92,613
                                                                     ========

            LIABILITIES AND STOCKHOLDERS' EQUITY
            ------------------------------------

Current liabilities:
  Accounts payable - trade                                           $    450
  Income taxes accrued                                                  2,099
                                                                     --------
      Total current liabilities                                         2,549


Stockholders' equity:
 Common stock, $.001 par value,
  20,000,000 shares authorized, 5,208,000
  shares issued and outstanding                                         5,208
 Additional paid in capital                                            51,792
 Unpaid stock subscriptions                                            (4,000)
 Retained earnings                                                     37,064
                                                                     --------
                                                                       90,064
                                                                     --------
                                                                     $ 92,613
                                                                     ========


            See accompanying notes to unaudited financial statements.

                               RTG Ventures, Inc.
                                Income Statements
                   Six Months Ended November 30, 2001 and 2000
                                   (Unaudited)

                                                            Six Months Ended
                                                              November 30,
                                                           2001          2000
                                                       ----------     ----------

 Revenue                                               $   31,848     $   83,462

 Operating expenses:
   Brokerage and outside services                          11,798          9,333
   Freight                                                 12,753          3,225
   Professional fees                                        2,500          6,000
   Administrative expenses                                    903             76
                                                       ----------     ----------
                                                           27,954         18,634
                                                       ----------     ----------

 Net income before income taxes                             3,894         64,828
   Provision for income taxes                                 584         11,200
                                                       ----------     ----------

Net income                                             $    3,310     $   53,628
                                                       ==========     ==========


Per share information:
 Basic and diluted (loss) per common share             $     0.00     $     0.01
                                                       ==========     ==========

 Weighted average shares outstanding                    5,208,000      5,000,000
                                                       ==========     ==========



      See accompanying notes to unaudited financial statements.

                               RTG Ventures, Inc.
                            Statements of Cash Flows
                   Six Months Ended November 30, 2001 and 2000
                                   (Unaudited)


                                                            Six Months Ended
                                                               November 30,
                                                           2001          2000
                                                        ---------     ---------


Net income (loss)                                       $   3,310     $  53,628
  Adjustments to reconcile net income to net
   cash provided by operating activities:
Change in assets and liabilities:
  (Increase) decrease in accounts receivable                4,368       (26,275)
  (Increase) decrease in vendor deposits                  109,584          (281)
   Increase (decrease) in accounts payable                (13,947)        2,375
   Increase (decrease) in customer deposits               (40,398)           --
   Increase (decrease) in accrued income taxes             (3,858)       11,200
                                                        ---------     ---------
  Total adjustments                                        55,749       (12,981)
                                                        ---------     ---------
  Net cash provided by (used in)
   operating activities                                    59,059        40,647

Cash provided by financing activities
  Proceeds from stock subscriptions                            --        12,000
  Advances from related party                                  --       826,236
  Repayment of related party advances                    (341,489)     (540,000)
                                                        ---------     ---------
  Net cash provided by financing activities              (341,489)      298,236

Increase (decrease) in cash                              (282,430)      338,883
Cash and cash equivalents,
 beginning of period                                      282,783            --
                                                        ---------     ---------
Cash and cash equivalents,
 end of period                                          $     353     $ 338,883
                                                        =========     =========



            See accompanying notes to unaudited financial statements.

RTG Ventures, Inc.
Notes to Consolidated Financial Statements
November 30, 2001

Basis of presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions incorporated in Regulation 10-SB of the Securities and Exchange Commission. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring adjustments and accruals) considered necessary for a fair presentation have been included.

The results of operations for the periods presented are not necessarily indicative of the results to be expected for the full year. The accompanying financial statements should be read in conjunction with the Company's financial statements for the year ended May 31, 2001, included elsewhere herein.

Basic loss per share was computed using the weighted average number of common shares outstanding.

INDEPENDENT AUDITOR'S REPORT

Board of Directors and Shareholders
RTG Ventures, Inc.

We have audited the balance sheet RTG Ventures, Inc. as of May 31, 2001 and the related statements of income, changes in stockholders' equity, and cash flows for each of the two years then. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above, present fairly, in all material respects, the financial position RTG Ventures, Inc. as of May 31, 2001 and the results of its operations and cash flows for each of the two years then ended, in conformity with generally accepted accounting principles.

                                           James E. Scheifley & Associates, P.C.
                                           Certified Public Accountants



Dillon, Colorado
July 10, 2001

                               RTG Ventures, Inc.
                                  Balance Sheet

                       ASSETS
                       ------
                                                                       May 31,
                                                                         2001
                                                                      ---------
Current assets:
  Cash                                                                $ 282,783
  Accounts receivable - trade                                             4,368
  Vendor deposits                                                       109,584
                                                                      ---------
      Total current assets                                              396,735
                                                                      ---------

Total assets                                                          $ 396,735
                                                                      =========

                STOCKHOLDERS' EQUITY
                --------------------
Current liabilities:
  Accounts payable - trade                                            $  14,397
  Customer deposits                                                      40,398
  Income taxes accrued                                                    5,957
  Advances from related parties                                         249,229
                                                                      ---------
      Total current liabilities                                         309,981

Stockholders' equity:
 Common stock, $.001 par value,
  20,000,000 shares authorized, 5,208,000
  shares issued and outstanding                                           5,208
 Additional paid in capital                                              51,792
 Unpaid stock subscriptions                                              (4,000)
 Retained earnings                                                       33,754
                                                                      ---------
                                                                         86,754
                                                                      $ 396,735
                                                                      =========


                 See accompanying notes to financial statements.

                               RTG Ventures, Inc.
                                Income Statements
                      Years Ended May 31, 2001 and 2000 and

                                                     Years Ended
                                                        May 31,         May 31,
                                                         2001            2000
                                                      ----------      ----------
 Revenue                                              $  134,293      $       --

 Operating expenses:
   Brokerage and outside services                         37,719
   Freight                                                 9,049
   Professional fees                                      18,753
   Consulting services                                        --              --
   Payroll expenses                                        6,137
   Administrative expenses                                18,306              --
                                                      ----------      ----------
                                                          89,964              --
                                                      ----------      ----------
 Other income and (expense):
   Interest income                                           382              --
                                                      ----------      ----------
 Net income before income taxes                           44,711              --
   Provision for income taxes                              5,957              --
                                                      ----------      ----------

Net income                                            $   38,754      $       --
                                                      ==========      ==========

PER SHARE INFORMATION:

 BASIC AND DILUTED (LOSS) PER COMMON SHARE            $     0.01      $       --
                                                      ==========      ==========

 Weighted average shares outstanding                   5,084,667       5,000,000
                                                      ==========      ==========


                 See accompanying notes to financial statements.

                                                 RTG Ventures, Inc.
                                    Statement of Changes in Stockholders' Equity
                         for the Period From Inception (September 29, 1998) to May 31, 2001


                                        Common        Stock      Additional    Unpaid
                                       ---------    ---------     Paid-in       Stock       Retained
         ACTIVITY                       Shares        Amount      Capital   Subscriptions   Earnings        Total
                                       ---------    ---------    ---------  -------------   ---------     ---------
Balance May 31, 1999 and 2000          5,000,000    $   5,000    $      --    $      --     $  (5,000)    $      --

Shares sold for cash                     208,000          208       51,792       (4,000)       48,000

Net income for the year
 ended may 31, 2001                           --           --           --           --        38,754        38,754
                                       ---------    ---------    ---------    ---------     ---------     ---------

Balance, May 31, 2001                  5,208,000    $   5,208    $  51,792    $  (4,000)    $  33,754     $  86,754
                                       =========    =========    =========    =========     =========     =========

                                 See accompanying notes to financial statements.

                               RTG Ventures, Inc.
                            Statements of Cash Flows
                      Years Ended May 31, 2001 and 2000 and

                                                                Years Ended
                                                             May 31,    May 31,
                                                               2001      2000
                                                            ---------  ---------
Net income (loss)                                           $  38,754       $--
  Adjustments to reconcile net income to net
   cash provided by operating activities:
  Expenses paid by related party                              (20,007)        --
Change in assets and liabilities:
  (Increase) in accounts receivable                            (4,368)        --
  (Increase) in vendor deposits                              (109,584)        --
   Increase in accounts payable                                14,397         --
   Increase in customer deposits                               40,398         --
   Increase in accrued income taxes                             5,957         --
                                                            ---------  ---------
  Total adjustments                                           (73,207)        --
                                                            ---------  ---------
  Net cash provided by (used in)
   operating activities                                       (34,453)        --

Cash provided by financing activities
  Advances from related parties                               969,236
  Repayment of related party advances                        (700,000)
  Sale of common stock for cash                                48,000         --
                                                            ---------  ---------
  Net cash provided by financing activities                   317,236         --

Increase (decrease) in cash                                   282,783         --
Cash and cash equivalents,
 beginning of period                                               --         --
                                                            ---------  ---------
Cash and cash equivalents,
 end of period                                              $ 282,783       $--
                                                            =========  =========


                 See accompanying notes to financial statements.

                               RTG Ventures, Inc.
                            Statements of Cash Flows
                      Years Ended May 31, 2001 and 2000 and

                                       Years Ended                  Period From
                                          Ended           Ended     Inception to
                                         May 31,         May 31,      May 31,
                                          2001            2000         2001
                                       -----------     -----------  -----------

Supplemental cash flow information:
Cash paid for interest                     $    --     $    --       $    --
Cash paid for income taxes                 $    --     $    --       $    --



                 See accompanying notes to financial statements.

RTG Ventures, Inc.
Notes to Financial Statements

May 31, 2001


Note 1. Organization and Summary of Significant Accounting Policies.
        ------------------------------------------------------------

The Company was incorporated in Florida on September 29, 1998. During the year ended May 31, 2001, the Company was engaged in the food brokerage business. The Company has acted as an intermediary in the procurement and financing of imported seafood items distributed in the United States. The Company has chosen May 31st as the end of its fiscal year.

     Revenue recognition:
The Company records revenue when goods are shipped. Although the Company participates in the procurement, financing and administrative functions (including collection of accounts receivable) associated with product distribution, it does not believe that it is a primary participant in sale transactions since it does not take delivery of nor bear a substantial risk of loss for the products. Therefore, revenues reported in the accompanying income statement are presented net of related product costs.

     Loss per share:
Basic Earnings per Share ("EPS") is computed by dividing net income available to common stockholders by the weighted average number of common stock shares outstanding during the year. Diluted EPS is computed by dividing net income available to common stockholders by the weighted-average number of common stock shares outstanding during the year plus potential dilutive instruments such as stock options and warrants. The effect of stock options on diluted EPS is determined through the application of the treasury stock method, whereby proceeds received by the Company based on assumed exercises are hypothetically used to repurchase the Company's common stock at the average market price during the period. Loss per share is unchanged on a diluted basis since the Company has no potentially dilutive securities outstanding.

     Cash:
For purposes of the statement of cash flows, the Company considers all highly liquid debt instruments purchased with a maturity of three months or less to be cash equivalents.

     Estimates:
The preparation of the Company's financial statements requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from these estimates

The Company does not hold or issue financial instruments for trading purposes nor does it hold or issue interest rate or leveraged derivative financial instruments

     Stock-based Compensation

The Company adopted Statement of Financial Accounting Standard No. 123 (FAS
123), Accounting for Stock-Based Compensation beginning at its inception. Upon adoption of FAS 123, the Company continued to measure compensation expense for its stock-based employee compensation plans using the intrinsic value method prescribed by APB No. 25, Accounting for Stock Issued to Employees. The Company did not pay any stock based compensation during any period presented.

Effect of Acounting Pronouncements

SFAS No. 130, "Reporting Comprehensive Income", establishes guidelines for all items that are to be recognized under accounting standards as components of comprehensive income to be reported in the financial statements. The statement is effective for all periods beginning after December 15, 1997 and reclassification financial statements for earlier periods will be required for comparative purposes. To date, the Company has not engaged in transactions that would result in any significant difference between its reported net loss and comprehensive net loss as defined in the statement and therefore the reported net loss is equivalent to comprehensive net loss.

In March 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use ("SOP 98-1"). SOP 98-1 provides authoritative guidance on when internal-use software costs should be capitalized and when these costs should be expensed as incurred.

Effective in 1998, the Company adopted SOP 98-1 at its inception, however the Company has not incurred costs to date which would require evaluation in accordance with the SOP.

Effective December 31, 1998, the Company adopted SFAS No. 131, Disclosures about Segments of an Enterprise and Related Information ("SFAS 131") at its inception. SFAS 131 superseded SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. SFAS 131 establishes standards for the way that public business enterprises report information about operating segments in annual financial statements and requires that those enterprises report selected information about operating segments in interim financial reports. SFAS 131 also establishes standards for related disclosures about products and services, geographic areas, and major customers.

The adoption of SFAS 131 did not affect results of operations or financial position. To date, the Company has operated in one business activity.

Effective December 31, 1998, the Company adopted the provisions of SFAS No. 132, Employers' Disclosures about Pensions and Other Post-retirement Benefits ("SFAS 132") at its inception. SFAS 132 supersedes the disclosure requirements in SFAS No. 87, Employers' Accounting for Pensions, and SFAS No. 106, Employers' Accounting for Post-retirement Benefits Other Than Pensions. The overall objective of SFAS 132 is to improve and standardize disclosures about pensions and other post-retirement benefits and to make the required information more understandable. The adoption of SFAS 132 did not affect results of operations or financial position.

The Company has not initiated benefit plans to date which would require disclosure under the statement.

In June 1998, the Financial Accounting Standards Board issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities ("SFAS 133"), which is required to be adopted in years beginning after June 15, 1999. SFAS 133 will require the Company to recognize all derivatives on the balance sheet at fair value. Derivatives that are not hedges must be adjusted to fair value through income. If the derivative is a hedge, depending on the nature of the hedge, changes in the fair value of derivatives will either be offset against the change in fair value of hedged assets, liabilities, or firm commitments through earnings or recognized in other comprehensive income until the hedged item is recognized in earnings. The ineffective portion of a derivative's change in fair value will be immediately recognized in earnings. The Company has not yet determined what the effect of SFAS 133 will be on earnings and the financial position of the Company, however it believes that it has not to date engaged in significant transactions encompassed by the statement.

During 1998, the American Institute of Certified Public Accountants issued Statement of Position 98-5 - Reporting on the Costs of Start-Up Activities. The statement is effective for fiscal years beginning after December 15, 1998 and requires that the cost of start-up activities, including organization costs be expensed as incurred. The Company adopted the statement during 1999, however such adoption had no impact upon the financial statements.

Note 2.  Stockholders' Equity.

On September 29, 1998 the Company issued 5,000,000 shares of its common stock to its founders in exchange for services valued at $5,000. During September 2000 through March 2001, the Company sold an aggregate of 208,000 shares of its common stock for cash at $.25 per share. At May 31, 2001, payment for 16,000 of the issued shares had not been received.

Note 3. Related Party Transactions.

The Company neither owns nor leases any real or personal property. An affiliated company provides office services, including rent. The fair value of such services has been estimated to be $39,338 for the year ended May 31, 2001. During the year ended May 31, 2001, the Company made cash payments to or in behalf of the related party amounting to $59,346. Additionally, the Company received cash advances from related parties aggregating $969,236 and made $700,000 of repayments against the advances. The net balance due by the Company to related parties at May 31, 2001, including the estimated amount for administrative services, amounted to $249,229.

The Company was dormant prior to August 2000. The officers and directors of the Company are involved in other business activities and may become involved in other business activities in the future. Such business activities may conflict with the activities of the Company. The Company has not formulated a policy for the resolution of any such conflicts that may arise.

Note 4. Income Taxes

Deferred income taxes may arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classifications of the assets and liabilities to which they relate. Deferred taxes arising from temporary differences that are not related to an asset or liability are classified as current or non-current depending on the periods in which the temporary differences are expected to reverse. The Company had no significant deferred tax items arise during the period presented.

The amount shown for income taxes in the income statement differs from the amount computed at federal statutory rates. The following is a reconciliation of the difference. At May 31, 2000, the Company has an operating loss carryforward of $5,000 which was fully utilized in 2001.

Year Ended May 31,
                                     2001
                                     ----
   Tax at federal statutory rates     34%
   Surtax exemption                  (17)
   Use of NOL carryforward           ( 4)
                                     ----
                                      13%

Note 5. Concentration of Credit Risk/Major Customers

During the year ended May 31, 2001 the Company made sales to major customers and had open trade receivables from them as follows:

                            Percent of           Account
                            Gross Sales         Receivable

Caro Produce, Inc.            23%               $   -
Performance Food Group        40%               $   -
Rogers Poultry                13%               $   -
Thomas Howard & Newberry      16%               $   -